Exhibit 1

Asset Purchase Agreement

THIS AGREEMENT is made on January 3, 2023 between Gold Express Mines, Inc., with its principal place of business at 6 1/2 N. 2nd Ave. Suite 201, Walla Walla, Washington, 99362 hereinafter the "Seller", and Magellan Gold Corporation ("Buyer") with its principal place of business at 602 Cedar St., Ste. 205 Wallace, Idaho 83873

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase of Assets.

A) Mineral Projects: Seller shall sell to Buyer and Buyer shall purchase from Seller, on the terms and conditions set forth in this Agreement, the mineral properties listed in Appendix A attached herein.

All of the assets listed in the Appendix A shall be referred to herein as the "Purchased Assets".

2. Purchase Price and Reimbursements

The purchase price for the assets shall be 5,000,000 (five million) shares of the common stock of the Buyer.

3. Shares Valuation.

The shares issued in this transaction shall be valued at $0.20 per share based upon recent market quotes on the common stock of the Buyer.

4. Closing and Escrow.

a. The Closing date shall be January 5, 2023, provided there are no unforeseen delays. Closing shall not be later than 10 calendar days after the designated closing date unless a further extension is agreed upon in writing between the Buyer and Seller.

b. Within thirty days of the closing date all of the purchased claims shall be transferred to the Buyer by quitclaim deed and an assignment of the "Big-It" mineral lease shall have been completed.

d.Buyer shall issue to the Seller 5,000,000 shares of the common stock of Buyer valued at $1,000,000 in the form of a physical stock certificate. The Buyer may hold the physical certificate until all of the claims and the mineral lease have been successfully transferred by the Seller to the Buyer.

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5. Representations of Seller.
Seller covenants and represents:

a.That Seller is the sole Owner of the Purchased Assets with full right to sell or dispose of it as Seller may choose. Seller has the right to assign the Big-It lease to the Buyer.

b. That Seller has no undischarged obligations affecting the Purchased Assets being sold under this Agreement.

c. That there are presently and will be at the time of closing, no liens or security interests against the Purchased Assets being transferred herein, and all claim fees shall have been paid to date and all lease payments shall be current and paid to date.

d. Consents. A majority of the Board of Directors of the Seller have approved this agreement.

h. Licenses. Permits and Consents. There are no licenses or permits currently required by the Seller for the satisfaction of the sale of Assets or execution of this Agreement.

i. Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving Seller or brought by Seller or affecting any of the purchased property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

j. Compliance with Laws. To the best of its knowledge, Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the purchased property do not violate any such laws, regulations, and orders. Seller has no knowledge of any material present or future expenditures that will be required with respect to any of Seller's facilities to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety.

k. Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

m.Environmental. To the best of the knowledge of the Seller there presently is not, nor ever has been, any dumping or storage of toxic or hazardous wastes on the premises of the Purchased Assets. Seller is not aware nor has Seller been notified by any private parties or government agencies of any environmental or reclamation requirements or responsibilities with respect to the properties or any liabilities with respect to Superfund laws.

6. Representations of Buyer.

The Buyer covenants and represents to the Seller as follows:

a.	The shares to be issued to the Seller to be delivered at the closing date are validly issued and properly approved by the Board of Directors of the Buyer and issued pursuant to a validly existing exemption from registration.
b.	The transaction contemplated by this agreement has been approved by a majority of the Members of the Board of Directors of the Buyer.

7. Appendices.

The Appendices and other documents attached or referred to in this Agreement are an integral part of this Agreement.

8. Entire Agreement.

This Agreement constitutes the sole and only agreement between Buyer and Seller respecting the Business or the sale and purchase of it. This Agreement correctly sets forth the obligations of Buyer and Seller to each other as of its date. Any additional agreements or representations respecting the Business or its sale to Buyer not expressly set forth in this Agreement are null and void, unless otherwise required by law. Both parties agree to waive rights as to any conflicting laws which may nullify this Agreement to the full extent allowable by law.

9. Conditions Precedent of Buyer.

The obligations of the Buyer hereunder are subject to the conditions that on or prior to the closing date:

a. Representations and Warranties True at Closing. The representations and warranties of the Seller contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the closing date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be true as of such date.

b. Seller's Compliance with Agreement. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing of the Agreement.

c. Adverse Change. There shall have been between the purchase date and the closing date no material adverse change in the purchased assets.

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10. Arbitration.

In the event the parties are not able to resolve any dispute between them arising out of or concerning this Agreement, or any provisions hereof, whether in contract, tort, or otherwise at law or in equity for damages or any other relief, then such dispute shall be resolved only by final and binding arbitration pursuant to the Federal Arbitration Act and in accordance with the American Arbitration Association rules then in effect, conducted by a single neutral arbitrator and administered by the American Arbitration Association in a location mutually agreed upon by the parties. The arbitrator's award shall be final, and judgment may be entered upon it in any court having jurisdiction. In the event that any legal or equitable action, proceeding or arbitration arises out of or concerns this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees. The parties agree to arbitrate all disputes and claims in regards to this Agreement or any disputes arising as a result of this Agreement, whether directly or indirectly, including Tort claims that are a result of this Agreement. The parties agree that the Federal Arbitration Act governs the interpretation and enforcement of this provision. The entire dispute, including the scope and enforceability of this arbitration provision shall be determined by the Arbitrator. This arbitration provision shall survive the termination of this Agreement.

11. Costs and Expenses.

Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

12. Miscellaneous Provisions.

a. Applicable Law and Forum. This Agreement shall be construed under and in accordance with the laws of the State of Idaho. Both parties agree that the jurisdiction of any disputes between the parties shall be resolved in the courts of the State of Idaho, and that any arbitration between the parties shall be undertaken as indicated in paragraph 10 above.

b. Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

c. Legal Construction. This Agreement shall be construed as to effectuate the intended purpose of the Agreement. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, this Agreement shall be modified to otherwise effectuate the sale under the original intentions of the Parties. This may include striking the invalid, illegal, or unenforceable provision as if they had never been contained in this Agreement, or modifying the invalid, illegal or unenforceable provisions to make them compliant without modifying the original purpose of the Parties.

d. Amendments. This Agreement may be amended by the Parties only by a written agreement.

e. Attorneys' Fees. Should any arbitration or litigation be commenced between the parties to this Agreement concerning the rights and duties of either party in relation to the Business or this Agreement, the prevailing party in the arbitration or litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum and attorneys' fees in the arbitration or litigation, which sum shall be determined by the court or other person presiding in the arbitration or litigation or in a separate action brought for that purpose.

f. Board Seat. The Seller shall be granted the right to nominate one board member to the Board of Directors of the Buyer for a period of four years. The four-year period shall run from the date of the nomination of Directors for the next annual meeting of the Buyer in 2023 continuing to the date of the nomination of Directors for the annual meeting of the Buyer in 2026.

f.Signatories. This Agreement shall be executed on behalf of Magellan Gold Corporation by Mike Lavigne and on behalf of Gold Express Mines, Inc. by John Ryan.

The Agreement shall be effective as of the date first written above.

Seller:

Gold Express Mines, Inc.

Buyer:

Magellan Gold Corporation

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INERAL PROJECTS

("Purchased Assets")

1)	GOLDEN, IDAHO PROJECT — located in Idaho County, Idaho and consisting of seventy-two unpatented mining claims.
2)	SEAFOAM DISTRICT - located in Custer County, Idaho and consisting of five unpatented mining claims.
3)	BLACKTAIL DISTRICT — located in Lemhi County, Idaho and consisting of eight unpatented mining claims.
4)	BIG-IT PROJECT — located in Shoshone County, Idaho consisting of twenty-five unpatented mining claims and a mineral lease over three unpatented mining claims and 94.86 acres of real property.
5)	TERROR GULCH (CAPPARELLI GROUP) located in Shoshone County, Idaho consisting of twelve unpatented mining claims.

DETAILED LIST OF CLAIMS AND/OR MINERAL LEASES OF EACH

PROJECT

GOLDEN PROJECT - 72 CLAIMS TOTAL ICM 1-13, 20-37 2

CLAIM NAME	BLM SERIAL #
ICM 1	ID101958937
ICM 2	ID101958938
ICM 3	ID101958939
ICM 4	ID101958940
ICM 5	ID101958941
ICM 6	ID101958942
ICM 7	ID101958943
ICM 8	ID101958944
ICM 9	ID101958945
ICM 10	ID101958946
ICM 11	ID101958947
ICM 12	ID 105278070
ICM 13	ID105278071
ICM 20	ID 105278072
ICM 21	ID105278073
ICM 22	ID 105278074
ICM 23	ID 105278075
ICM 24	ID 105278076
ICM 25	ID 105278077
ICM 26	ID105278078
ICM 27	ID 105278079
ICM 28	ID105278080
ICM 29	ID105278081
ICM 30	ID 105278082
ICM 31	ID105278083
ICM 32	ID 105278084
ICM 33	ID105278085
ICM 34	ID105278086
ICM 35	ID 105278087
ICM 36	ID105278088
ICM 37	ID105278089

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(GOLDEN PROJECT, Cont'd)

IL 1-13, 15, 17, 19, 21, 23, 27-31 (23)

CLAIM NAME	BLM SERIAL #
IL 1	ID101830376
IL 2	ID101830377
IL 3	ID101830378
IL 4	ID101830379
IL 5	ID101830380
IL 6	ID101830381
IL 7	ID101830382
IL 8	ID101830383
IL 9	ID101830384
IL 10	ID101830385
IL 11	ID101830386
IL 12	ID101830387
IL 13	ID101830388
IL 15	ID101830389
IL 17	ID101830390
IL 19	ID101830391
IL 21	ID101578180
IL 23	ID101578181
IL 27	ID101578182
IL 28	ID101578183
IL 29	ID101578184
IL 30	ID101578185
IL 31	ID101578180

HM 1-6 (6)

CLAIM NAME	BLM SERIAL #
HM1	ID101578181
HM2	ID101578182
HM3	ID101578183
HM4	ID101578184
HM5	ID101578185
HM6	ID101578180

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(GOLDEN PROJECT, Cont'd)
PM 1-12 (12

CLAIM NAME	BLM SERIAL #
PM1	ID101922038
PM2	ID101922039
PM3	ID 101922040
PM4	ID101922041
PM5	ID 101922042
PM6	ID 101922043
PM7	ID 101922044
PM8	ID 101922045
PM9	ID 101922046
PM10	ID 101922047
PM11	ID 101922048
PM12	ID 101922049

GA 1-2 (2)

CLAIM NAME	BLM SERIAL #
GA 1	ID101958395
GA 2	ID101958396

SEAFOAM DISTRICT - 5 CLAIMS TOTAL

CLAIMS (5)

CLAIM NAME	BLM SERIAL #
GOLDEN PROMISE	ID105221836
LONGSHOT #1	ID105221837
LONGSHOT #3	ID105221838
BETTY RUTH #1	ID 105221839
INDEPENDENCE	ID 105221840

BLACKTAIL DISTRICT - 8 CLAIMS TOTAL

FOURTH OF JULY 1-2 (2

CLAIM NAME	BLM SERIAL #
FOURTH OF JULY 1	ID 105221841
FOURTH OF JULY 2	ID 105221842

SUNSET 1-3 (3)

CLAIM NAME	BLM SERIAL #
SUNSET 1	ID 105221843
SUNSET 2	ID105221844
SUNSET 3	ID 105221845

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BLACKTAIL 1-3 (3

CLAIM NAME	BLM SERIAL #
BLACKTAIL 1	ID 105221846
BLACKTAIL 2	ID 105221847
SUNSET 3	ID 105221848

BIG IT PROJECT (LEASED CLAIMS)- *28 CLAIMS

TOTAL BIG EXT LEASED (25

CLAIM NAME	BLM SERIAL #
BIG EXT 11	ID105771063
BIG EXT 12	ID105771064
BIG EXT 15	ID105771065
BIG EXT 16	ID 105771066
BIG EXT 19	ID105771067
BIG EXT 20	ID105771068
BIG EXT 23	ID 105771069
BIG EXT 24	ID105771070
BIG EXT 27	ID105771071
BIG EXT 28	ID 105771072
BIG EXT 47	ID 105771073
BIG EXT 48	ID105771074
BIG EXT 49	ID105771075
BIG EXT 50	ID105771076
BIG EXT 51	ID 105771077
BIG EXT 52	ID105771078
BIG EXT 53	ID105771079
BIG EXT 54	ID 105771080
BIG EXT 55	ID 105278081
BIG EXT 56	ID 105771082
BIG EXT 57	ID105771083
BIG EXT 59	ID105771084
BIG EXT 60	ID105771085
BIG EXT 61	ID 105771086
BIG EXT 65	ID105771087

LEASED CLAIMS (3)

CLAIM NAME	BLM SERIAL #
BIG IT # 1	ID 101487684
BIGIT# 2	ID101487685
DELLA 1	ID 101487686

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BIG IT PROJECT (LEASED CLAIMS)- *28 CLAIMS TOTAL

PARCELS (2) *See exclusions below

*Shoshone County Parcel #48N02E-28-6100 (66.412 acres) *see exclusion below

Shoshone County Parcel #48N02E-33-2600 (28.452 acres) further legally described as:

Government Lots 6 and 7, Section 28, and Government Lots 5, 6, 7, and 8, Section 33, all in Township 48 North, Range 2 E., B.M. Shoshone County, State of Idaho; Except a tract of ground situated in the NW1/4 NW1/4 of Section 33, T48N, R2E, B.M. Shoshone County, State of Idaho, more particularly described as follows: Beginning at the NE corner of the tract whence the claim corner marked 1 Big It No. 1 and 4 - Della Bears N. 14° 57' W., 925.14' distant and the NW corner of Section 33, Township 48 North, R2E, B.M., bears N. 49° 22' W., 1354.39' distant, running thence N. 82° 14' W., 219.95' distant to the SW corner; thence S. 82° 14' E., 220.6' distant to the SE corner; thence N. 20° O' W., 170.12' distant to a point; thence N. 24° 54' W., 299.08' distant to the NE corner and the place of beginning (EXCLUDING surface rights for portion shown in RED). The Lessee will NOT have the right to perform the activities described in Article 4 of this Lease document on the surface of the excluded area. Lessee will be granted mineral rights to excluded area, and in the event extractable minerals are identified under this area, Lessee will have the right to extract them utilizing underground methods from points of access outside of the excluded area.

TERROR GULCH (CAPPARELLI GROUP) - 12 CLAIMS TOTAL ROYAL CAP (12

CLAIM NAME	BLM SERIAL #
ROYAL CAP 1	ID105787871
ROYAL CAP 31	ID 105793605
ROYAL CAP 32	ID105793606
ROYAL CAP 33	ID105793607
ROYAL CAP 34	ID105793608
ROYAL CAP 35	ID 105793609
ROYAL CAP 36	ID105793610
ROYAL CAP 37	ID105793611
ROYAL CAP 38	ID105793612
ROYAL CAP 39	ID105793613
ROYAL CAP 40	ID105793614
ROYAL CAP 41	ID105793615

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